EXHIBIT 1.1

For Office Use Only:

-------------------------------                        -------------------------
 Broker/Dealer Name & Address                             Investor:
                                                          _____________________

                                                          Investor #:

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                             SUBSCRIPTION AGREEMENT
                                       for
                            ONLINE STOCK MARKET GROUP

                         Common Stock ($4.00 per share)

Persons interested in purchasing common stock of Online Stock Market Group must complete and return this Subscription Agreement along with their check or money order to:

Online Stock Market Group
1875 Century Park East, Suite: 1880
Los Angeles, CA 90067, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this offering.

                Securities Offered - The Company and selling shareholders are offering 1,00O,000 shares (no par value per share) at $4.00 per share.

                Minimum Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

                   All Subscribers - The Minimum Subscription is 1000 shares.

          Number of Common Shares       =  ___________________________

          Multiply by Price of Shares   X  $4.00 per Share

          Aggregate Subscription Price  =  $__________________________

Check or money order shall be made payable to Online Stock Market Group

Subscription Agreement                              Page 1 of 2

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In connection  with this  investment in the Company,  I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2000.

b) I am a bona fide resident of the state of ________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:

     Name:__________________________________________ Date:______________________

As (check one)

    [ ] Individual          [ ] Tenants in Common       [ ] Existing Partnership
    [ ] Joint Tenants       [ ]  Corporation            [ ]  Trust
    [ ] Minor with adult custodian under the Uniform Gift to Minors Act
                                                        [ ]  IRA

For the person(s) who will be registered shareholder(s):

________________________________________          ______________________________
      Signature of Subscriber                            Residence Address

________________________________________          ______________________________
    Name of Subscriber (Printed)                           City or Town

________________________________________          ______________________________
     Signature of Co-Subscriber                        State       Zip Code

________________________________________          ______________________________
    Name of Co-Subscriber (Printed)                         Telephone

________________________________________          ______________________________
        Subscriber Tax I.D. or                      Co-Subscriber Tax I.D. or
        Social Security Number                        Social Security Number


________________________________________
     E-mail Address (if available)


ACCEPTED BY: ONLINE STOCK MARKET GROUP

By:_____________________________________          Date__________________________
                    Officer


Subscription Agreement                              Page 2 of 2